Exhibit 99.2

 MAGNUM HUNTER RESOURCES

DECLARES CASH DIVIDEND ON

SERIES C PERPETUAL PREFERRED STOCK

FOR IMMEDIATE RELEASE - Houston, TX– (Market Wire) – June 11, 2010 – Magnum Hunter Resources Corporation (NYSE Amex: “MHR” and “MHR-PC”) (“Magnum Hunter”, or the “Company") announced today that it has declared a cash dividend on the Company's 10.25% Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”). The dividend on the Series C Preferred Stock is payable on June 30, 2010, to holders of record on June 18, 2010. The payment will be an annualized 10.25% per share, which is equivalent to approximately $0.6318 per share based on the $25.00 face value. The Series C Preferred Stock is currently listed on the NYSE Amex.

About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big four” emerging unconventional shale plays in the United States. For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements
This press release contains statements concerning Magnum Hunter Resources Corporation’s expectations, beliefs, plans, intentions, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements and others contained in this presentation that are not historical are “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended(the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995(the “Litigation Reform Act”). Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “objective”, “plan”, “potential”, “predict”, “projection”, “should”, “will”, or other similar words. Such forward-looking statements relate to, among other things (1) the Company’s proposed exploration and drilling operations on its various properties, (2) the expected production and revenue from its various properties, (3) the Company’s proposed redirection as an operator of certain properties, and (4) estimates regarding the reserve potential of its various properties. These statements are qualified by important factors that could cause the Company’s actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the Company’s ability to finance the continued exploration, drilling and operation of its various properties, (2) positive confirmation of the reserves, production and operating expenses associated with its various properties, (3) the general risks associated with oil and gas exploration, development and operations, including those risks and factors described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the period ended December 31, 2009 filed on March 31, 2010, and the Company’s Quarterly Reports on Form 10-Q for the for the quarters ending June 30, 2009, September 30, 2009 and March 31, 2010, filed on August 14, 2009, November 16, 200 and may 17, 2010, respectively. Magnum Hunter Resources Corporation cautions readers not to place undue reliance on any forward-looking statements. Magnum Hunter Resources Corporation does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

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Contact:  M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545